Exhibit (a)(5)(B)

TO ACQUIRE OCTOBER 30, 2020 A DIFFERENT KIND OF RESTAURANT COMPANY Inspire is focused on bringing together a family of complementary, highly differentiated brands The company’s platform is designed to enable each brand to benefit from and build off the strengths of one another Inspire takes the long-term view — investing in shared services and key capabilities that will create competitive advantage for its brands DUNKIN’ AND BASKIN-ROBBINS ARE AN IDEAL FIT FOR THE INSPIRE PORTFOLIO Iconic, category-leading brands with broad consumer appeal Adds unique and complementary guest occasions to Inspire’s current family Brings new capabilities and resources to Inspire, including a scaled international platform and robust consumer packaged goods licensing infrastructure DUNKIN’ BRANDS TO BENEFIT FROM INSPIRE’S MISSION TO INVIGORATE BRANDS AND SUPERCHARGE LONG-TERM GROWTH Shared Services Model: Inspire’s model will enable Dunkin’ and Baskin-Robbins to learn from and build on the strengths of the other brands Innovation & Growth: Both brands can leverage Inspire’s capabilities in areas like data & analytics and media buying to fuel future growth TRANSACTION DETAILS $106.50 per share in cash 20% premium to Dunkin’ Brands closing stock price on October 23 Valued at $11.3 billion including assumption of Dunkin’ Brands debt Expected to close by end of 2020 30% premium to Dunkin’ Brands 30-day volume-weighted average price Following completion of the transaction, Dunkin’ and Baskin-Robbins will be operated as distinct brands within Inspire PRO FORMA INSPIRE PROFILE AT TRANSACTION COMPLETION $26B In Annual Systemwide Sales 31,600 Restaurants Worldwide in 60+ Countries 600,000 Company and Franchise Team Members 25M+ Loyalty Members 3,200+ Franchisees TM & 2020 Inspire Brands, Inc. All rights reserved.

IMPORTANT INFORMATION The tender offer for the outstanding shares of Dunkin’ Brands common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Dunkin’ Brands common stock. The solicitation and offer to buy shares of Dunkin’ Brands common stock will only be made pursuant to the tender offer materials that Inspire intends to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Inspire will file a tender offer statement on Schedule TO with the SEC, and Dunkin’ Brands will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. DUNKIN’ BRANDS’ STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Dunkin’ Brands’ stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting Dunkin’ Brands Investor Relations either by telephone at 781-737-3200 or by e-mail at Investor.Relations@DunkinBrands.com or on Dunkin’ Brands’ website at www.dunkinbrands.com. CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This release contains forward-looking statements and projections within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, these statements may be identified by the use of words such as “expect,” “intend,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words and include, among other things, statements about the potential benefits of the proposed transaction, the prospective performance and outlook of the surviving company’s business, performance and opportunities, the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction. Forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions, estimates and projections concerning future events and do not constitute guarantees of future performance. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. In particular, some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements include, among others: (i) uncertainties as to the timing and expected nancing of the tender offer; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Dunkin’ Brands will be made; (iv) uncertainty surrounding how many of Dunkin’ Brands’ stockholders will tender their shares in the tender offer; (v) the possibility that any or all of the various conditions to the consummation of the tender offer may not be satised or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (vi) the possibility of business disruptions due to transaction-related uncertainty; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) Inspire’s ability to realize the synergies contemplated by the proposed transaction and integrate the business of the company; (x) Inspire’s level of leverage and debt, including covenants that restrict the operation of its business; (xi) Inspire’s ability to service outstanding debt or obtain additional financing; and (xii) other factors as set forth from time to time in Dunkin’ Brands’ filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the tender offer statement, solicitation/ recommendation statement and other tender offer documents that will be led by Inspire and Dunkin’ Brands, as applicable. Therefore, you should not place undue reliance on such forward-looking statements. All forward-looking statements are based on information available to management on the date of this communication, and we assume no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. undue reliance on these forward-looking statements, which speak only as of the date hereof.